Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 33-40823 on Form N-1A of our report dated October 30, 2009, relating to the financial statements and financial highlights of Consulting Group Capital Markets Funds, comprised of Large Capitalization Growth Investments, Large Capitalization Value Equity Investments, Small Capitalization Growth Investments, Small Capitalization Value Equity Investments, International Equity Investments, Emerging Markets Equity Investments, Core Fixed Income Investments, High Yield Investments, International Fixed Income Investments, Municipal Bond Investments and Money Market Investments, appearing in the Annual Report on Form N-CSR of Consulting Group Capital Markets Funds for the year ended August 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.
Deloitte & Touche llp
Boston, MA
December 23, 2009